SECOND AMENDMENT

                                       to

                     $250,000,000 REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT

                                  by and among

                 CHURCHILL DOWNS INCORPORATED, as the Borrower,

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                             THE BANKS PARTY HERETO

                                       and

                    PNC BANK, NATIONAL ASSOCIATION, As Agent,

                                       and

                  CIBC OPPENHEIMER CORP., As Syndication Agent.

                                       and

                BANK ONE, KENTUCKY, N.A., As Documentation Agent



                            Dated as of June 14, 1999

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") dated as of June 14, 1999, by and among CHURCHILL DOWNS INCORPORATED, as the Borrower (the "Borrower"), the GUARANTORS party to the Credit Agreement (as hereinafter defined), the BANKS party to the Credit Agreement (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, as the Agent (the "Agent"), and CIBC OPPENHEIMER CORP., As Syndication Agent. and BANK ONE, KENTUCKY, N.A., As Documentation Agent

        WHEREAS, reference is made to the Credit Agreement dated April 23, 1999 (the "Credit Agreement") described above;

        WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement;

        WHEREAS, the Borrower has entered into that certain Asset Purchase Agreement (the "HPI Purchase Agreement"), dated as of May 5, 1999, between Hollywood Park, Inc. ("HPI") and the Borrower, pursuant to which the Borrower has agreed to purchase (the "HPI Purchase") on August 31, 1999 (subject to extension by mutual agreement) the Hollywood Park Racetrack and related assets (the "Hollywood Park Racetrack Business") and the building (the "Casino Building") in which the Hollywood Park Casino operates, as more fully described in the HPI Purchase Agreement;

        WHEREAS, the HPI Purchase Agreement provides in part that the Borrower shall enter into a lease with HPI, in the form attached as Exhibit C to the HPI Purchase Agreement (the "HPI Lease"), pursuant to which HPI shall lease the Casino Building from the Borrower for a term of 10 years (subject to extension) at a base rent in the amount of $250,000 per month (the "Casino Base Rent") during such initial term;

        WHEREAS, the legislature of the State of California enacted that certain bill designated Senate Bill 27 ("Senate Bill 27") and the Governor of the State of California approved such Senate Bill 27 on August 21, 1998 and the changes made pursuant to such bill became effective on January 1, 1999; and

        WHEREAS, Senate Bill 27, among other things, reduces the license fees imposed by the State of California on wagers received by live and off-track betting facilities in such State and makes other changes in the laws applicable to owners and operators of such facilities and the Borrower has determined that such changes (i) will increase the net revenue that the Hollywood Park Racetrack Business will earn in 1999 and subsequent years over the net revenues such business would have earned in the absence of such changes and (ii) would have increased the net revenues that the Hollywood Park Racetrack Business would have earned in 1998 if such changes had been in effect during 1998 (the "Legislative Benefits");

        WHEREAS, Section 7.2.5 of the Credit Agreement provides in part that the Loan Parties may not acquire substantially all of the assets of another Person unless they satisfy certain conditions which include delivering an Acquisition Compliance Certificate evidencing that the Loan Parties shall be in compliance with the financial covenants contained in Sections 7.2.1, 7.2.4 and 7.2.17 through 7.2.21 after making such acquisition;

        WHEREAS, Section 7.2.17 (Maximum Total Leverage Ratio) and 7.2.18 (Maximum Senior Leverage Ratio) each provide in part as follows: "For purposes of this covenant, EBITDA shall include the rolling four quarter results of any entity being acquired by the Loan Parties if such entity will become a Loan Party hereunder."

        WHEREAS, The Loan Parties request that the Banks:

        (i) acknowledge that the Loan Parties may include the results of the Hollywood Park Racetrack Business for periods prior to their acquisition of such business in their rolling four quarter computations of EBITDA for purposes of
Section 7.2.17 (Maximum Total Leverage Ratio) and Section 7.2.18 (Maximum Senior Leverage Ratio); and

        (ii) agree that the Loan Parties may make pro-forma adjustments to such results to give effect to the Casino Base Rent and the Legislative Benefits as if such Casino Base Rent had been earned by the Loan Parties and such Legislative Benefits had been available to the Hollywood Park Racetrack Business throughout such rolling-four quarters periods.

        NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

        1.     Amendments to Credit Agreement.

               A.   New Definitions. (Section 1.1)

                    The following  new  definitions are hereby added to Section
 1.1.  Each such definition is inserted in alphabetical order in such Section:

                    "Hollywood  Park  EBITDA   Adjustments  shall   mean   the
               following adjustments to the Pre-Acquisition EBITDA of the Hollywood Park Racetrack Business for purposes of computing the ratios in Section 7.2.17 (Maximum Total Leverage Ratio) and
               7.2.18 (Maximum  Senior Leverage Ratio):

                    (i) Base  Rent from  the Hollywood Park Casino.  There shall be added to the Pre-Acquisition EBITDA of the Hollywood Park Racetrack Business $750,000 for each fiscal quarter prior to the Acquisition Date (such figure shall be prorated for the fiscal quarter in which the Acquisition Date falls based on the number of days in such quarter falling prior to the Acquisition Date) representing the Casino Base Rent that will be payable to the Loan Parties under the HPI Lease.

                    (ii)  Legislative  Benefits. Subject  to   the   following
               sentence, the Loan Parties shall add to the Pre-Acquisition EBITDA of the Hollywood Park Racetrack Business an amount equal to $1,621,000 for fiscal quarter ending June 30, 1998, $578,000 for fiscal quarter ending September 30, 1998, and $887,000 for fiscal quarter ending December 31, 1998 (collectively, the "1998 EBITDA Add Back"), representing the additional revenues that would have been earned by HPI in such fiscal quarters of 1998 if Senate Bill 27 had been in effect during such fiscal quarters (the Borrower has set forth its computation of the 1998 EBITDA Add Back before the adjustment in the next sentence on Schedule 1.1(H)(1)) Notwithstanding the preceding sentence, the amount of the 1998 EBITDA Add Back included in any four-quarter computation shall not exceed the difference between the following:

                    (a)  $3,000,000,

                         LESS

                    (b) the 1999 EBITDA Benefit included in such four-quarter period.

               An example of the operation of the 1998 EBITDA Add Back limitation set forth in the preceding sentence is contained on
               Schedule 1.1(H)(2).

                    Net Commission  Rate  Increase  shall mean for each category of wagering activities conducted by the Hollywood Park Racetrack Business, the difference between the commission rate earned by such business in 1998 (before passage of Senate Bill 27) and the commission rate earned by such business in 1999 (after passage of Senate Bill 27). The Net Commission Rate Increase is set forth in column (C) of Schedule 1.1(H)(1).

                    1998 EBITDA Add Back shall have the meaning  given to such term in the definition of Hollywood Park EBITDA Adjustments

                    1999  EBITDA  Benefit shall be computed for each quarter in
               1999 as follows: First the Loan Parties shall compute the following for each category of handle earned by the Hollywood Park Racetrack Business during such quarter (i) the product of such handle times (ii) the applicable Net Commission Rate Increase for such handle. Second, the Loan Parties shall add all of the products computed under the preceding sentence. It is acknowledged that the Loan Parties' computation of their 1999 EBITDA shall be subject to the Agent's review and approval.

                    Second  Amendment  shall  mean  the Second Amendment to this
               Credit Agreement

                    Second  Amendment Effective  Date  shall mean the effective date of the Second Amendment.

                    The following terms are hereby added to Section 1.1 in alphabetical order and shall have the meaning assigned to such terms in the recitals to this Second Amendment:

                    Casino Base Rent
                    Casino Building
                    Hollywood Park Racetrack Business
                    HPI
                    HPI Lease
                    HPI Purchase
                    HPI Purchase Agreement
                    Legislative Benefits
                    Senate Bill 27

     `         B.   Maximum Total Leverage Ratio. (Section 7.2.17)

                    Section 7.2.17 is hereby amended and restated to read as follows:

                    "7.2.17       Maximum Total Leverage Ratio.

                         The  Loan   Parties  shal  not  permit  the  ratio  of
               Consolidated Total Indebtedness as of the last day of each fiscal quarter to Consolidated EBITDA (the "Leverage Ratio") for the four fiscal quarters ending on that date to exceed the applicable ratios set forth on Schedule 7.2 as of the dates set forth on such Schedule under column (1) (titled "Maximum Total Leverage Ratio").

               For purposes of this covenant and the covenant in Section 7.2.18, EBITDA shall include on and after the date (the "Acquisition Date") of any Permitted Acquisition pursuant to and in compliance
               with  Section  7.2.5  (Liquidations,   Mergers,  Consolidations,
               Acquisitions) the rolling four quarter results for periods prior to such Acquisition Date (the "Pre-Acquisition EBITDA") of

                    (i) the  entity  being  acquired by the Loan Parties if such entity will become a Loan Party hereunder, and

                    (ii) the assets being acquired by a Loan Party if the Loan Parties are acquiring substantially all of the assets of a Person in such Permitted Acquisition, provided that when the Loan Parties acquire the Hollywood Park Racetrack Business pursuant to the HPI Purchase Agreement, the Loan Parties may add to the Pre-Acquisition EBITDA of such Hollywood Park Racetrack Business the Hollywood Park EBITDA Adjustments.

               The Loan Parties acknowledge that for purposes of clause (ii) of the preceding sentence, they shall include only the Pre-Acquisition EBITDA of the Hollywood Park Racetrack Business (as adjusted by the Hollywood Park EBITDA Adjustments) in their EBITDA and they shall not include in such EBITDA any results of the Hollywood Park Casino (except that they may include the Casino Base Rent which is one of the Hollywood Park EBITDA Adjustments).

               C.   Maximum Senior Leverage Ratio. (Section 7.2.18)

                    The last sentence of Section 7.2.18 (Maximum Senior Leverage Ratio) is hereby amended and restated to read as follows:

               "For purposes of this covenant, EBITDA shall be adjusted in accordance with the last two sentences of Section 7.2.17 (Maximum Total Leverage Ratio)."

               D. Schedules. New Schedules 1.1(H)(1) and 1.1(H)(2) are hereby added to the Credit Agreement in the form attached as Schedules 1.1(H)(1) and 1.1(H)(2) hereto.

        2.     Warranties
               The Loan Parties, jointly and severaly, represent and warrant as follows:

               A.   Recitals; Senate Bill.

                    The recitals hereto are true and correct in all material respects. Senate Bill 27 became effective on January 1, 1999.

               B.   Hollywood Park EBITDA Adjustments.

                    Schedule 1.1(H)(1) correctly computes the additional amount of Hollywood Park EBITDA Adjustments (without giving effect to the limitation set forth in the second sentence of subsection (ii) of the definition of Hollywood Park EBITDA Adjustments) that the Hollywood Park Race Track Business would have earned if the Senate Bill 27 had become effective on or before April 1, 1998 rather than January 1, 1999. Schedule 1.1(H)(1) also provides a reasonable estimate of the additional amount of income that the Hollywood Park Racetrack Business will incur in 1999 as a result of the changes made by Senate Bill 27.

                    To the knowledge of the Loan Parties, the audited financial statements for the Hollywood Park Racetrack Business for the four quarters ending December 31, 1998 were compiled from the books and records maintained by HPI's management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Hollywood Park Racetrack Business as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                    The representations and warranties in this paragraph (A) are incorporated in Section 5 of the Credit Agreement and any breach of such representations or warranties is a breach under Section 5 of the Credit Agreement.

               C.   Other Warranties Under the Credit Agreement

                    The other representations and warranties of Loan Parties contained in the Credit Agreement, after giving effect to the amendments thereto on the date hereof, are true and correct on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date. The Loan Parties are in compliance with all terms, conditions, provisions, and covenants contained in the Credit Agreement.

        3.     Conditions to Effectiveness.

               This Second Amendment shall become effective provided that each of the following conditions is satisfied as of the date set forth in such condition:

               A.   Representations and Warranties.

                    Each of the Borrower's representations and warranties under
Section 2 hereof shall be true and correct on the Second Amendment Effective date.

               B.   Opinion of Counsel.

                    On or before the Second Amendment Effective Date, there shall be delivered to the Agent for the benefit of each Bank written opinions of Wyatt, Tarrant & Combs and Rebecca C. Reed, counsel for the Loan Parties, in each case dated the Second Amendment Effective Date as to the warranties listed in Exhibit 3(B) hereto as such warranties relate to this Second Amendment and the documents executed in connection herewith and the consents required for this Second Amendment and such other documents.

               C.   Payment of Expenses.

                    On or before the Second Amendment Effective Date, the Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

               D.   Execution by Required Banks, Agent and Loan Parties.

                    On  or  before   the Second  Amendment  Effective Date, this
Second Amendment shall have been executed by the Required Banks, the Agent and the Loan Parties.

               E.   Acknowledgments Regarding Closing Conditions.

                    At least five (5) Business Days before the closing (the "HPI Closing")of the HPI Purchase Agreement and the acquisition by the Loan Parties of the Hollywood Park Racetrack Business and the Casino Building, the Loan
Parties  shall   acknowledge  and  agree  that  they  shall execute and deliver the following to the Agent for the benefit of the Banks:

                    (a)  Acquisition Compliance Certificate.

                        An Acquisition Compliance Certificate in accordance with
Section 7.2.5 of the Credit Agreement which shall be computed using rolling four quarters tests through and including the most recent quarter for which the applicable financial statements are available, provided that if the HPI Closing occurs (i) on or after August 15, 1999 but within the third quarter of 1999 such Certificate shall be computed using rolling four quarters test through and including June 30, 1999, and (ii) in any quarter ending after September 30, 1999 but more than 45 days after the commencement of such quarter, such Compliance Certificate shall be computed using rolling four quarters test through and including the last day of the immediately preceding fiscal quarter.

                    (b)  Financial Statement Deliveries.

                         The  (1) audited  financial   statements Hollywood Park
Racetrack Business for the fiscal year ended December 31, 1998, and (2) unaudited financial statements of the Borrower through and including the date on which the rolling four quarters test is to be measured as provided in Section 3(D)((a)) of this Second Amendment.

                    (c) Assignment of Lease; Subordination and Non-Disturbance Agreement, Consent to Assignment.

                         An  Assignment  of  Leases and  Rents  relating  to the
HPI Lease in favor of the Agent for the benefit of the Banks and a Subordination and Non-Disturbance Agreement relating to the HPI Lease signed by the parties thereto, in each case in a form reasonably acceptable to the Agent.

                    (d)  Opinion of Counsel.

                         A written opinion of Wyatt, Tarrant & Combs and Gibson
Dunn & Crutcher LLP, and any applicable local counsel for the Loan Parties, dated the date of the HPI Closing addressing the representations and warranties covered in the opinions delivered on the Closing Date of the Credit Agreement as such representations and warranties relate to the documents to be delivered in connection with the HPI Closing.

                    (e)  Other Documents.

                         Each  of the  other documents required under the Credit
Agreement in connection with the HPI Purchase, including Guarantor Joinders by any new subsidiaries which shall become Loan Parties, Mortgages on the real estate acquired by the Loan Parties and related title insurance policies, surveys and environmental reports, the consent of the California Horse Racing Board for the grant of Liens in the assets acquired in the HPI Purchase, and pledges of stock of the acquisition entities, to the Agent.

               F.   HPI Purchase.

                    The Loan Parties shall consummate the HPI Purchase pursuant to the Purchase Agreement on or before December 31, 1999.

        4.     References to Credit Agreement, Loan Documents.

               Any reference to the Credit Agreement or other Loan Documents in any document, instrument, or agreement shall hereafter mean and include the Credit Agreement or such Loan Document, including such schedules and exhibits, as amended hereby. In the event of irreconcilable inconsistency between the terms or provisions hereof and the terms or provisions of the Credit Agreement or such Loan Document, including such schedules and exhibits, the terms and provisions hereof shall control.

        5.     Force and Effect.

               The Borrower reconfirms, restates, and ratifies the Credit Agreement and all other documents executed in connection therewith except to the extent any such documents are expressly modified by this Second Amendment and Borrower confirms that all such documents have remained in full force and effect since the date of their execution.

        6.     Governing Law.

               This Second Amendment shall be deemed to be a contract under the laws of the Commonwealth of Kentucky and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Kentucky without regard to its conflict of laws principles.

        7.     Counterparts; Effective Date.

               This Second Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Second Amendment shall become effective when it has been executed by the Agent, the Loan Parties and the Required Banks and each of the other conditions set forth in Section 3 of this Second Amendment has been satisfied.

                           [SIGNATURE PAGES TO FOLLOW]

                         [SIGNATURE PAGE 1 OF 4 TO SECOND AMENDMENT]



        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Second Amendment as of the day and year above written.

                                           BORROWER:

                                           CHURCHILL DOWNS INCORPORATED

                                           By:/s/ Robert L. Decker
                                           Title: Executive Vice President
                                                  Chief Financial Officer

                                           GUARANTORS:

                                           CHURCHILL DOWNS MANAGEMENT COMPANY



                                           By:/s/ Robert L. Decker
                                           Title:Vice President/Treasurer


                                           CHURCHILL DOWNS INVESTMENT COMPANY



                                           By: /s/ Robert L. Decker
                                           Title: President


                                           RACING CORPORATION OF AMERICA



                                           By: /s/ Robert L. Decker
                                           Title: Treasurer


                                           ELLIS PARK RACE COURSE, INC.



                                           By: /s/ Robert L. Decker
                                           Title: Treasurer

                   [SIGNATURE PAGE 2 OF 4 TO SECOND AMENDMENT]



                                           ANDERSON PARK, INC.



                                           By: /s/ Robert L. Decker
                                           Title: Treasurer


                                           CALDER RACE COURSE, INC.



                                           By: /s/ Robert L. Decker
                                           Title: Vice President/Treasurer


                                           TROPICAL PARK, INC.



                                           By: /s/ Robert L. Decker
                                           Title: Vice President/Treasurer




                                           BANKS AND AGENT

                                           PNC BANK, NATIONAL ASSOCIATION,
                                              individually and as Agent



                                           By:/s/ Susan C. Snyder
                                           Title:Vice President


                                           BANK ONE, KENTUCKY, NA



                                           By:/s/Michael McFerran
                                           Title: Vice President

                   [SIGNATURE PAGE 3 OF 4 TO SECOND AMENDMENT]



                                           CIBC INC.



                                           By:/s/Leo Fernandex
                                           Title: Director


                                           COMERICA BANK



                                           By:/s/ Kathleen Kasperek
                                           Title: Account Officer


                                           FIFTH THIRD BANK



                                           By: /s/Aubrey Hayden
                                           Title: Assistant Vice President


                                           NATIONAL CITY BANK OF KENTUCKY



                                           By: /s/ Laura Cromer
                                           Title: Vice President


                                           FIRSTAR BANK, N.A.



                                           By: /s/ Toby B. Rau
                                           Title:Assistant Vice President


                                           BANK OF LOUISVILLE



                                           By: /s/John Barr, Sr.
                                           Title: Senior Vice President

                   [SIGNATURE PAGE 4 OF 4 TO SECOND AMENDMENT]



                                           CIVITAS BANK



                                           By: /s/Dwight Hamilton
                                           Title: Vice President


                                           WELLS FARGO BANK



                                           By: /s/Virginia Christenson
                                           Title: Relationship Manager

             Schedule 1.1(H)(1)--Hollywood Park 1998 EBITDA Add Back
                      (before the $3,000,000 limitation))

                                 CHURCHILL DOWNS
               Calculation of Hollywood Park Legislative Benefits
                            using 1998 Actual Handle



                           (A)          (B)          (C)        (D)         (E)      (F)       (G)         (H)      (I)       (J)
                                                 ((A) Less(B))      ((C)times (D))        ((C) times(F))        (C) times(D)

                                                     Net      Handle   Adjustment   Handle  Adjustment  Handle   Adjustment
                         1998 Net     1999 Net    Commission  6-30-98   6-30-98    9-30-98    9-30-98  12-31-98   12-31-98   Total
                        Commissions  Commissions     Inc      Quarter   Quarter    Quarter    Quarter   Quarter   Quarter Adjustment
                                                  (dec)-1999
License Fee (LF) relief-   6.66%        8.28%        1.62%    $78,386     $1,270   $25,987     $421     $36,412     $590     $2,281
Live-On track (1)
LF - Intrastate - Live     4.54%        5.16%        0.62%   $102,838       $638   $32,875     $204     $54,374     $337     $1,179
Races (2)
LF-No. CA - On-track (3)   5.21%        6.44%        1.23%    $21,166       $260    $5,347      $66     $12,021     $148       $474
LF-No. CA - Intrastate     4.38%        5.18%        0.80%    $41,202       $330   $11,616      $93     $25,856     $207       $629
(4)
LF - Out of State          5.07%        4.33%        -0.74%   $41,209      ($306)   $8,629     ($64)    $13,555    ($101)     ($471)
Simulcasts (5)
LF - No. CA - Producer     1.25%        0.00%        -1.25%   $46,590      ($582)  $14,484    ($181)    $25,320    ($317)   ($1,080)
Fee (6)
LF - Simulcast Meets -     1.94%        2.00%         0.06%   $18,509        $12   $62,282      $39     $35,259      $22        $73
Producer Fee (7)

Net License Fee Relief                                                    $1,621               $578                 $887      $3,086
(total above)                                                             ======               ====                 ====      ======




Footnotes:
1. This category represents patrons at Hollywood Park betting on Hollywood Park live races.

2. This category represents patrons at Southern California OTBs betting on Hollywood Park live races

3. This category represents patrons at Hollywood Park betting on Northern California races.

4. This category represents patrons at Southern California OTBs betting on Northern California races.

5. This category represents patrons at Hollywood Park and Southern California OTBs betting on races conducted at out of state locations and simulcast at Hollywood Park. The 1998 actual handle for each of the Spring/Summer and Autumn meets consists of Woodbine handle and Out of State handle, both On Track and Within California. The 1999 budgeted handle consists of Out of State handle, both On Track and Within California (Woodbine races are not shown at Hollywood Park in 1999).

6. This category represents wagers placed by North California patrons on Hollywood Park live races. This fee has been eliminated in 1999.

7. This category represents the Hollywood Park patrons betting on Southern California, Northern California and out of state races during the periods when Hollywood Park is not racing live.

         Schedule 1.1(H)(2)--Example of 1998 EBITDA Add Back Limitation

Facts:

Assume the following facts (1999 numbers below are hypothetical. They do not reflect actual results):

1999 EBITDA Benefit is as follows:

1st quarter (ending 3-31-99): $1,000,000

2nd quarter (ending 6-30-99) $1,000,000

The Loan Parties are computing their EBITDA for the 4 quarters ending 6-30-99 for purposes of determining their Maximum Total Leverage Ratio and Maximum Senior Leverage Ratio on their 6-30-1999 compliance certificate.

Computation:

The definition of "Hollywood Park EBITDA Adjustments" provides that the Hollywood Park EBITDA Adjustments would be $578,000 for fiscal quarter ending September 30, 1998, and $887,000 for fiscal quarter ending December 31, 1998, subject to the limitation described in the second sentence of that definition. Under that second sentence the limitation is $1,000,000, computed as follows:

                                    $3,000,000

                                    less

                                    $2,000,000 (1999 EBITDA Benefit)

               Equals limitation    $1,000,000

The 1998 EBITDA Add Back (after giving effect to the limitation) is $1,000,000, computed as follows:

                      $1,465,000 ($578,000 plus $887,000) limited to $1,000,000

                                  EXHIBIT 3(B)

                               OPINION OF COUNSEL

               The opinion of Rebecca Reed shall confirm that the recitals hereto are true and correct in all material respects and that the other matters contained in the warranty in Section 2(B) hereto are true and the opinion of Wyatt, Tarrant & Combs shall confirm that the following representations and warranties in the Credit Agreement are true and correct as such warranties relate to this Second Amendment and the Credit Agreement as amended by this Second Amendment.

              Credit Agreement
                   Section                              Warranty
                    5.1.1                     Organization and Qualification
                    5.1.2                     Capitalization and Ownership

                    5.1.4                     Power and Authority
                    5.1.5                     Validity and Binding Effect
                    5.1.6                     No Conflict
                   5.1.12                     Consents and Approvals